EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 30, 2007 relating to the financial statements of MacroChem Corporation as of and for the years ended December 31, 2006 and 2005 into this Registration Statement on Form S-1. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the S-1 Registration Statement.

/s/ Vitale Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.


November 20, 2007
Boston, Massachusetts